UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 26, 2021

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

100 Summer Street, Suite 2300
Boston, Massachusetts
(Address of principal	02110
executive offices)	(Zip code)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In light of Mark Mallon’s resignation as Chief Executive Officer ("CEO") of Ironwood Pharmaceuticals, Inc. (the "Company") in early 2021, the Compensation and HR Committee (the “Committee”) of the Board of Directors of the Company approved a cash retention bonus and a retention award of restricted stock units (“RSUs”) on March 26, 2021 for each of Thomas McCourt, the Company’s President (who is also serving as interim CEO during the Company’s CEO transition), Gina Consylman, the Company’s Senior Vice President, Chief Financial Officer, Jason Rickard, the Company’s Senior Vice President, Chief Operating Officer, and Michael Shetzline, the Company’s Chief Medical Officer, Senior Vice President and Head of Drug Development (together, the “executive officers” and each, an “executive officer”).

The executive officers were awarded cash retention bonuses in the following amounts: Mr. McCourt received a cash retention bonus of $286,600, Ms. Consylman received a cash retention bonus of $254,700, Mr. Rickard received a cash retention bonus of $242,100 and Dr. Shetzline received a cash retention bonus of $242,000. The cash retention bonuses are payable in two equal payments with 50% of the cash retention bonus to be paid in September 2021 and 50% of the cash retention bonus to be paid in June 2022, subject to the executive officer remaining an employee of the Company in good standing on September 1, 2021, with respect to the first payment, and on June 1, 2022, with respect to the second payment. Each executive officer will receive both payments if his or her employment is terminated by the Company prior to June 1, 2022 and such termination is an “Involuntary Termination” as defined in the severance agreement between the Company and such executive officer, the form of which was filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2021 (the “Form 10-K”).

The executive officers were awarded retention awards of RSUs in the following amounts: Mr. McCourt received 96,638 RSUs, Ms. Consylman received 56,372 RSUs, Mr. Rickard received 56,372 RSUs and Dr. Shetzline received 38,655 RSUs. The RSUs were granted pursuant to and under the Company’s 2019 Equity Incentive Plan and each RSU represents the right to receive one share of the Company’s Class A Common Stock, $0.001 par value per share. Each RSU has a grant date of March 26, 2021, shall vest as to 50% of the shares on each of May 19, 2022 and May 18, 2023 and is evidenced by an RSU agreement substantially in the form previously adopted and approved by the Committee and filed as Exhibit 10.2.2 to the Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: March 30, 2021	By:	/s/ Gina Consylman
Name: Gina Consylman
Title: Senior Vice President, Chief Financial Officer